Exhibit 23



 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


 We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Registration Statement No. 333-63912 of Jack Henry & Associates, Inc. on Form S-8 of our report dated June 24, 2005, appearing on Form 11-K of Jack Henry & Associates, Inc. 401(k) Retirement Savings Plan for the year ended December 31, 2004.

 /s/ DELOITTE & TOUCHE LLP

 St. Louis, Missouri
 June 27, 2005